Exhibit 99.1

StoneMor Partners L.P. Announces Fourth Quarter and 2013 Year End Results

Levittown, PA, March 14, 2014 – StoneMor Partners L.P. (NYSE: STON) announced its results of operations for the three months and year ended December 31, 2013. Investors are encouraged to read the Company’s annual report on Form 10-K to be filed with the SEC which contains additional details as well as financial tables and can be found at www.stonemor.com.

Quarterly Financial Highlights

•	Revenues (GAAP) for the three month period ended December 31, 2013 were $63.1 million as compared to $59.3 million for the prior year period, a 6.4 % increase.

•	Production based revenues (non-GAAP) for the three month period ended December 31, 2013 were $86.2 million, up from $73.4 million in the prior year period, a 17.4% increase.

•	For the three month period ended December 31, 2013, operating profit (GAAP) increased 18.8% to $1.9 million, versus $1.6 million in the prior year period.

•	For the three month period ended December 31, 2013, adjusted operating profits (non-GAAP) increased 73.1% to $20.6 million as compared to $11.9 million in the prior year period.

•	For the three month period ended December 31, 2013, cash flows used in operations (GAAP) were $1.8 million, versus $1.1 million provided by operations in same period last year.

•	For the three months ended December 31, 2013 distributable free cash flow (non-GAAP) increased 75.9% to $ 19.0 million from $10.8 million in the prior year period.

•	For the three months ended December 31, 2013, net loss (GAAP) of $3.5 million narrowed 10.3% from the loss of $3.9 million reported in the same three month period of 2012.

•	Backlog* increased $15.2 million during the three month period ended December 31, 2013 compared to the $14.6 million increase in the prior year period.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities, totaled $449.4 million at year end 2013.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

“StoneMor closed the year with a solid fourth quarter, showing improvement over the fourth quarter of 2012 in nearly every category,” said Lawrence Miller, President and Chief Executive Officer. “GAAP revenues and operating income in the fourth quarter of 2013 both improved over the fourth quarter of last year, while such non-GAAP financial measures as production based revenue and adjusted operating profits showed very strong growth, up 17.4% and 73.1% respectively. Driving much of this performance has been the ongoing contributions from acquisitions made in 2012 and 2013. The contributions from acquisitions also helped power a 75.9% increase in our distributable cash flow (non-GAAP) compared to the fourth quarter of 2012.

“Strategically, StoneMor had a very busy and positive 2013 as we were active on a number of different fronts,” continued Miller. “We believe the year’s activity to be an excellent example for investors to observe StoneMor’s acquisition and growth strategy in full display. First, the acquisition of Seawinds Funeral Homes in Florida illustrates our commitment to increasing the number of funeral homes in our portfolio as well as our ongoing general focus on the Florida market. Next, the purchase of Forest Lawn Cemetery, in Richmond, Virginia, though small, displays our success at acquiring cemeteries near medium sized urban markets. And lastly, the pending arrangement with the Archdiocese of Philadelphia will, subject to closing conditions, be the second largest transaction in our history as a public company and we hope will be of a model for similar transactions where and when they are appropriate.

“We also demonstrated our commitment to maintaining a balance sheet that is healthy, robust, and allows us to be as opportunistic as we can. Early in 2013, we increased the availability under our credit facility, followed in March by an offering of 1.6 million common units. In May, we engaged in a significant refinancing, tendering for and redeeming all of our 10.25% Senior Notes due 2017, and issuing $175 million of 7.875% Senior Notes due 2021, resulting in annual interest cost savings of about $1.6 million and extended duration of our debt. We also measure our financial strength by monitoring the value of our cash, accounts receivable and merchandise trusts minus the merchandise liability. The number reached $449.4 million in 2013 and helps to illustrate, in our view, that we are supported by some very large cash positions. Finally, our backlog reached $482.6 million, further highlighting some of our potential future cash flows.

“StoneMor’s ability to access the capital markets as we did in 2013 is, we believe, a testament to our credibility among equity and debt investors. Raising our distribution twice, as we did during 2013, is a reflection of that credibility,” concluded Miller.

*	Backlog is defined as deferred cemetery revenues and investment income less deferred selling and obtaining costs. Does not include deferred unrealized gains and losses on merchandise trust assets.

Yearly Financial Highlights

•	Revenues (GAAP) improved from $242.6 million in 2012 to $246.6 million in 2013, a 1.6% increase.

•	Production based revenue (non-GAAP) increased from $296.3 million in 2012 to $326.6 million in 2013, a 10.2% increase.

•	Operating profits (GAAP) decreased 53.6% to $6.4 million in 2013 from $13.8 million in 2012. The decrease was primarily attributable to a decline in cemetery revenues and an increase in funeral home expenses.

•	Adjusted operating profits (non-GAAP) increased 24.9% to $67.2 million in 2013 from $53.8 million in 2012.

•	Operating cash flows (GAAP) increased to $35.1 million in 2013 from $31.9 million provided in 2012, a 10% increase.

•	Distributable free cash flow (non-GAAP) for 2013 was $76.0 million compared to $53.3 million in 2012, a 42.6% increase.

•	Net loss (GAAP) for 2013 was $19.0 million versus a net loss of $3.0 million in the prior year period. The 2013 loss was largely attributable to costs and charges related to the early retirement of our 10.25% Senior Notes in May 2013. These costs and charges included a $14.9 million cash charge and $6.7 million in one-time non-cash charges.

•	Backlog* rose $61.6 million or 14.6% to $482.6 million in 2013 compared to $421.0 million in 2012.

“Our reported (GAAP) financial results for the full year were somewhat mixed, particularly the year over year comparison of our GAAP loss,” continued Miller. “As we disclosed in our 2013 second quarter financial results, it’s important to remember that a significant percentage of the net loss took place during the second quarter of 2013 and was mostly related to one-time costs and charges. As for the remainder of the GAAP loss for 2013, we have often noted that GAAP accounting requires that we defer the value of contracts written until such time as the underlying merchandise is delivered or service is performed. As a consequence of this, our GAAP financial results often reflect timing related delays between sales and the recognition of revenues. The $83.7 million increase in deferred revenues on our balance sheet for 2013 illustrates some of this impact.

“We believe that production based revenue, adjusted operating profits and distributable cash flow are useful non-GAAP measures for evaluating our performance because adjustments are made for such timing related items. We use these measures to manage our business and we are very pleased that each measure showed strong improvement on a full year basis. These increases were driven by in large part by ongoing contributions from acquisitions made in 2012 and 2013. In particular, we can see the impact of these acquisitions in our funeral home segment, where production based revenues increased almost 34% to $50.8 million.

“We are very excited by the strategic actions we’ve taken in 2013 as well as so far in 2014, when a recent unit offering raised approximately $53.1 million, primarily for the purpose of paying down borrowings. We believe we are well positioned to continue our growth and we look forward to opportunities to share that growth with our unit holders through increased distributions when appropriate.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss the 2013 results today, Friday, March 14, 2014 at 10:00 a.m. Eastern Time. The conference call can be accessed by calling (800) 354-6885. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on March 28, 2014. The reservation number for the audio replay is as follows: 21710029. A live webcast of the conference call will also be available to investors who may access the call through the Investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 278 cemeteries and 90 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investors section, at www.stonemor.com. Information on StoneMor’s website is not incorporated by reference into this press release and does not constitute a part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in our other filings with the SEC and elsewhere are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of economic downturns; the impact of our significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:	John McNamara (215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any period at a level sufficient to pay the quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

The following tables reconcile Non-GAAP to GAAP Measures:

Reconciliation of Production Based Revenue and Adjusted Operating Profit (non-GAAP)

to Revenue and Operating Profit (GAAP)

	Three months ended December 31, 2013			Three months ended December 31, 2012
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$32,474	$(11,201)	$21,273	$31,842	$(8,501)	$23,341	$(2,068)	-8.9%
At-need cemetery revenues	19,613	(309)	19,304	19,233	(1,354)	17,879	1,425	8.0%
Investment income from trusts	17,648	(10,266)	7,382	8,357	(1,515)	6,842	540	7.9%
Interest income	1,717	—	1,717	1,726	—	1,726	(9)	-0.5%
Funeral home revenues	13,904	(1,416)	12,488	10,923	(862)	10,061	2,427	24.1%
Other cemetery revenues	853	51	904	1,302	(1,837)	(535)	1,439	-269.0%

Total revenues	86,209	(23,141)	63,068	73,383	(14,069)	59,314	3,754	6.3%

Costs and expenses

Cost of goods sold	8,541	(1,786)	6,755	8,344	(1,545)	6,799	(44)	-0.6%
Cemetery expense	14,866	—	14,866	13,591	—	13,591	1,275	9.4%
Selling expense	15,233	(2,535)	12,698	12,872	(2,194)	10,678	2,020	18.9%
General and administrative expense	8,491	—	8,491	7,525	—	7,525	966	12.8%
Corporate overhead	7,218	—	7,218	7,264	—	7,264	(46)	-0.6%
Depreciation and amortization	2,389	—	2,389	2,672	—	2,672	(283)	-10.6%
Funeral home expense	8,737	(164)	8,573	8,329	(71)	8,258	315	3.8%
Acquisition related costs, net of recoveries	150	—	150	925	—	925	(775)	-83.8%

Total costs and expenses	65,625	(4,485)	61,140	61,522	(3,810)	57,712	3,428	5.9%

Operating profit	$20,584	$(18,656)	$1,928	$11,861	$(10,259)	$1,602	$326	20.3%

	Year ended December 31, 2013			Year ended December 31, 2012
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$134,857	$(43,714)	$91,143	$128,437	$(31,437)	$97,000	$(5,857)	-6.0%
At-need cemetery revenues	80,000	(4,568)	75,432	79,346	(4,552)	74,794	638	0.9%
Investment income from trusts	50,564	(26,158)	24,406	38,571	(14,446)	24,125	281	1.2%
Interest income	6,926	—	6,926	6,698	—	6,698	228	3.4%
Funeral home revenues	50,808	(5,853)	44,955	37,988	(2,309)	35,679	9,276	26.0%
Other cemetery revenues	3,445	334	3,779	5,283	(973)	4,310	(531)	-12.3%

Total revenues	326,600	(79,959)	246,641	296,323	(53,717)	242,606	4,035	1.7%

Costs and expenses

Cost of goods sold	35,382	(7,523)	27,859	33,807	(5,706)	28,101	(242)	-0.9%
Cemetery expense	57,566	—	57,566	55,410	—	55,410	2,156	3.9%
Selling expense	58,782	(10,950)	47,832	54,641	(7,763)	46,878	954	2.0%
General and administrative expense	31,873	—	31,873	28,928	—	28,928	2,945	10.2%
Corporate overhead	28,875	—	28,875	28,169	—	28,169	706	2.5%
Depreciation and amortization	9,548	—	9,548	9,431	—	9,431	117	1.2%
Funeral home expense	36,319	(665)	35,654	28,977	(252)	28,725	6,929	24.1%
Acquisition related costs, net of recoveries	1,051	—	1,051	3,123	—	3,123	(2,072)	-66.3%

Total costs and expenses	259,396	(19,138)	240,258	242,486	(13,721)	228,765	11,493	5.0%

Operating profit	$67,204	$(60,821)	$6,383	$53,837	$(39,996)	$13,841	$(7,458)	-53.9%

The tables above analyze our results of operation and the changes therein for the three and twelve months ended December 31, 2013, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during each period and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

Total revenues (a)	$63,068	$59,314	$246,641	$242,606
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	86,209	73,383	326,600	296,323

Operating profit (a)	1,928	1,602	6,383	13,841
Adjusted operating profit (b)	20,584	11,861	67,204	53,837

Net loss (a)	(3,539)	(3,935)	(19,032)	(3,013)

Operating cash flows (a)	(1,819)	1,099	35,077	31,896
Adjusted operating cash generated (b)	20,437	11,434	81,939	55,028
Distributable free cash flow generated (b)	$18,967	$10,806	$76,004	$53,277

	As of	As of
	December 31, 2013	December 31, 2012

Distribution coverage quarters (b)	7.80	6.57

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)

GAAP operating profit	$1,928	$1,602	$6,383	$13,841

Increase in applicable deferred revenues	23,141	14,069	79,959	53,717
Increase in deferred cost of goods sold and selling and obtaining costs	(4,485)	(3,810)	(19,138)	(13,721)

Adjusted operating profit	$20,584	$11,861	$67,204	$53,837

Reconciliation of Production Based Revenue (non-GAAP) to Revenues (GAAP)

	Three months ended December 31,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2013	2012
	(in thousands)

Value of pre-need cemetery contracts written	$32,474	$31,842	$632	2.0%
Value of at-need cemetery contracts written	19,613	19,233	380	2.0%
Investment income from trusts	17,648	8,357	9,291	111.2%
Interest income	1,717	1,726	(9)	-0.5%
Funeral home revenues	13,904	10,923	2,981	27.3%
Other cemetery revenues	853	1,302	(449)	-34.5%

Total production based revenues	86,209	73,383	12,826	17.5%

Less:
Increase in deferred sales revenue and investment income	(23,141)	(14,069)	(9,072)	64.5%

Total GAAP revenues	$63,068	$59,314	$3,754	6.3%

	Year ended December 31,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2013	2012
	(in thousands)

Value of pre-need cemetery contracts written	$134,857	$128,437	$6,420	5.0%
Value of at-need cemetery contracts written	80,000	79,346	654	0.8%
Investment income from trusts	50,564	38,571	11,993	31.1%
Interest income	6,926	6,698	228	3.4%
Funeral home revenues	50,808	37,988	12,820	33.7%
Other cemetery revenues	3,445	5,283	(1,838)	-34.8%

Total production based revenues	326,600	296,323	30,277	10.2%

Less:
Increase in deferred sales revenue and investment income	(79,959)	(53,717)	(26,242)	48.9%

Total GAAP revenues	$246,641	$242,606	$4,035	1.7%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free

Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended December 31,
	2013	2012
	(in thousands)

GAAP operating cash flows	$(1,819)	$1,099

Add: net cash inflows into the merchandise trust	13,208	3,629
Add net increase (decrease) in accounts receivable	6,778	3,142
Add: net decrease (increase) in merchandise liabilities	3,324	1,611

Deduct: net decrease in accounts payable and accrued expenses	752	(2,123)
Other float related changes	(1,806)	4,076

Adjusted operating cash flow generated	20,437	11,434

Less: maintenance capital expenditures	(1,620)	(1,553)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	150	925

Distributable free cash flow generated	18,967	10,806
Cash on hand - beginning of the period	19,984	8,128

Distributable cash available for the period	38,951	18,934

Partner distributions made	$13,400	$12,007

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

	Year ended December 31,
	2013	2012
	(in thousands)

GAAP operating cash flows	$35,077	$31,896

Add: net cash inflows into the merchandise trust	36,919	11,806
Add net increase (decrease) in accounts receivable	8,926	5,475
Add: net decrease (increase) in merchandise liabilities	3,861	7,260

Deduct: net decrease in accounts payable and accrued expenses	(7,588)	(4,330)
Other float related changes	4,744	2,921

Adjusted operating cash flow generated	81,939	55,028

Less: maintenance capital expenditures	(6,986)	(4,874)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	1,051	3,123

Distributable free cash flow generated	76,004	53,277
Cash on hand - beginning of the period	7,946	12,058

Distributable cash available for the period	83,950	65,335

Partner distributions made	$52,053	$47,454

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	December 31, 2013	December 31, 2012
	(in thousands)
Partners’ capital	$107,520	$135,182

Deferred selling and obtaining costs	(87,998)	(76,317)
Deferred cemetery revenues, net	581,585	497,861

Production based partners’ capital	$601,107	$556,726

Selected Net Assets

	As of	As of
	December 31, 2013	December 31, 2012
	(in thousands)

Selected assets:

Cash and cash equivalents	$12,175	$7,946
Accounts receivable, net of allowance	55,115	51,895
Long-term accounts receivable, net of allowance	78,356	71,521
Merchandise trusts, restricted, at fair value	431,556	375,973

Total selected assets	577,202	507,335

Selected liabilities:

Accounts payable and accrued liabilities	37,269	28,973
Accrued interest	1,512	1,833
Current portion, long-term debt	2,916	2,175
Other long-term liabilities	1,527	1,835
Long-term debt	289,016	252,774
Deferred tax liabilities	12,407	14,910
Merchandise liability	127,806	125,869

Total selected liabilities	472,453	428,369

Total selected net assets	$104,749	$78,966

Distribution coverage quarters (a)	7.80	6.57

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (21,377,102 at December 31, 2013 and 19,568,448 at December 31, 2012, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Consolidated Balance Sheet

(in thousands)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$12,175	$7,946
Accounts receivable, net of allowance	55,115	51,895
Prepaid expenses	3,622	3,832
Other current assets	22,667	17,418

Total current assets	93,579	81,091

Long-term accounts receivable, net of allowance	78,356	71,521
Cemetery property	316,469	309,980
Property and equipment, net of accumulated depreciation	85,007	79,740
Merchandise trusts, restricted, at fair value	431,556	375,973
Perpetual care trusts, restricted, at fair value	311,771	282,313
Deferred financing costs, net of accumulated amortization	8,308	9,238
Deferred selling and obtaining costs	87,998	76,317
Deferred tax assets	42	381
Goodwill	48,034	42,392
Other assets	12,209	14,779

Total assets	$1,473,329	$1,343,725

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$37,269	$28,973
Accrued interest	1,512	1,833
Current portion, long-term debt	2,916	2,175

Total current liabilities	41,697	32,981

Other long-term liabilities	1,527	1,835
Long-term debt	289,016	252,774
Deferred cemetery revenues, net	581,585	497,861
Deferred tax liabilities	12,407	14,910
Merchandise liability	127,806	125,869
Perpetual care trust corpus	311,771	282,313

Total liabilities	1,365,809	1,208,543

Commitments and contingencies
Partners’ capital
General partner	(2,137)	386
Common partners	109,657	134,796

Total partners’ capital	107,520	135,182

Total liabilities and partners’ capital	$1,473,329	$1,343,725

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2013.

StoneMor Partners L.P.

Consolidated Statement of Operations

(in thousands, except per unit data)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Revenues:
Cemetery
Merchandise	$27,087	$26,601	$110,673	$114,025
Services	10,632	11,613	44,054	46,094
Investment and other	12,861	11,039	46,959	46,808
Funeral home
Merchandise	5,186	4,416	18,922	15,551
Services	7,302	5,645	26,033	20,128

Total revenues	63,068	59,314	246,641	242,606

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,457	1,317	5,656	5,715
Merchandise	5,298	5,482	22,203	22,386
Cemetery expense	14,866	13,591	57,566	55,410
Selling expense	12,698	10,678	47,832	46,878
General and administrative expense	8,491	7,525	31,873	28,928
Corporate overhead (including $332 and $291 in unit-based compensation for the three months ended December 31, 2013 and 2012, and $1,370 and $916 for the year ended December 31, 2013 and 2012, respectively)	7,218	7,264	28,875	28,169
Depreciation and amortization	2,389	2,672	9,548	9,431
Funeral home expense
Merchandise	771	1,474	5,569	5,200
Services	4,951	4,128	19,190	14,574
Other	2,851	2,656	10,895	8,951
Acquisition related costs, net of recoveries	150	925	1,051	3,123

Total cost and expenses	61,140	57,712	240,258	228,765

Operating profit	1,928	1,602	6,383	13,841

Gain on acquisitions	—	—	2,530	122
Gain on termination of operating agreement	—	—	—	1,737
Gain on settlement agreement, net	—	—	12,261	—
Gain on sale of other assets	—	—	155	—
Loss on early extinguishment of debt	—	—	21,595	—
Interest expense	5,282	5,394	21,070	20,503

Net loss before income taxes	(3,354)	(3,792)	(21,336)	(4,803)

Income tax expense (benefit)	185	143	(2,304)	(1,790)

Net loss	$(3,539)	$(3,935)	$(19,032)	$(3,013)

General partner’s interest in net loss for the period	$(66)	$(79)	$(350)	$(60)
Limited partners’ interest in net loss for the period	$(3,473)	$(3,856)	$(18,682)	$(2,953)

Net loss per limited partner unit (basic and diluted)	$(.16)	$(.20)	$(.89)	$(.15)

Weighted average number of limited partners’ units outstanding (basic and diluted)	21,368	19,544	20,954	19,445

Distributions declared per unit	$.600	$.590	$2.385	$2.350

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2013.

StoneMor Partners L.P.

Consolidated Statement of Cash Flows

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(unaudited)
Operating activities:
Net loss	$(3,539)	$(3,935)	$(19,032)	$(3,013)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Cost of lots sold	1,972	1,638	8,019	7,818
Depreciation and amortization	2,389	2,672	9,548	9,431
Unit-based compensation	332	291	1,370	916
Accretion of debt discounts	627	509	2,303	1,739
Gain on termination of operating agreement	—	—	—	(1,737)
Gain on acquisitions	—	—	(2,530)	(122)
Gain on sale of other assets	—	—	(155)	—
Loss on early extinguishment of debt	—	—	21,595	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(6,778)	(3,142)	(8,926)	(5,475)
Allowance for doubtful accounts	1,255	(2,533)	92	1,210
Merchandise trust fund	(13,208)	(3,629)	(36,919)	(11,806)
Prepaid expenses	2,136	895	210	527
Other current assets	(1,342)	(1,821)	(5,248)	(2,165)
Other assets	(712)	3	2,861	128
Accounts payable and accrued and other liabilities	(752)	2,123	7,588	4,330
Deferred selling and obtaining costs	(2,797)	(2,412)	(11,681)	(7,775)
Deferred cemetery revenue	21,527	12,108	72,708	47,548
Deferred taxes (net)	395	(57)	(2,865)	(2,398)
Merchandise liability	(3,324)	(1,611)	(3,861)	(7,260)

Net cash provided by (used in) operating activities	(1,819)	1,099	35,077	31,896

Investing activities:

Cash paid for cemetery property	(1,556)	(1,681)	(5,766)	(7,098)
Purchase of subsidiaries	—	(2,300)	(14,100)	(27,976)
Cash paid for property and equipment	(1,620)	(1,553)	(6,986)	(4,874)
Proceeds from sales of other assets	—	—	155	—

Net cash used in investing activities	(3,176)	(5,534)	(26,697)	(39,948)

Financing activities:
Cash distributions	(13,400)	(12,007)	(52,053)	(47,454)
Additional borrowings on long-term debt	32,500	20,500	269,502	84,000
Repayments of long-term debt	(21,896)	(4,134)	(239,932)	(30,271)
Proceeds from public offering	—	—	38,377	—
Proceeds from general partner contributions	—	—	—	89
Fees paid related to early extinguishment of debt	—	—	(14,920)	—
Cost of financing activities	(18)	(106)	(5,125)	(2,424)

Net cash provided by (used in) financing activities	(2,814)	4,253	(4,151)	3,940

Net increase (decrease) in cash and cash equivalents	(7,809)	(182)	4,229	(4,112)
Cash and cash equivalents - Beginning of period	19,984	8,128	7,946	12,058

Cash and cash equivalents - End of period	$12,175	$7,946	$12,175	$7,946

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,151	$8,750	$18,907	$18,481
Cash paid during the period for income taxes	$576	$123	$3,891	$4,101

Non-cash investing and financing activities:
Acquisition of assets by financing	$83	$88	$190	$287
Issuance of limited partner units for cemetery acquisition	$—	$650	$3,718	$4,753
Acquisition of assets by assumption of directly related liability	$—	$421	$3,924	$2,469

See accompanying notes to the Consolidated Financial Statements on the Annual Report to be filed on Form 10-K for the year ended December 31, 2013.